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                                                                   EXHIBIT 23.3

[BONANNO, SAVINO & DAVIES, P.C. LETTERHEAD]







             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS







We hereby consent to the reference to our firm under the caption "EXPERTS" and to the use of our report dated March 15, 1996 relating to the financial statements of Consolidated Group, Inc. and Affiliates, and of our report dated March 15, 1996 relating to the financial statements of Consolidated Health Coalition, Inc. in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-3 of HealthPlan Services
Corporation.






                      /s/ Bonanno, Savino & Davies, P.C.



Needham, Massachusetts
March 27, 1997